                                                                    EXHIBIT 23.3




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Martin Midstream GP LLC:

We consent to the use of our report dated June 26, 2002, with respect to the balance sheet of Martin Midstream GP LLC as of June 26, 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.




KPMG LLP

Shreveport, Louisiana
October 15, 2002